Exhibit 99.1

KeyCorp Chairman & CEO Beth Mooney to retire in May 2020

Chris Gorman named President & COO and will succeed Mooney

Company Release – 9/19/2019 4:30PM ET

CLEVELAND, September 19, 2019/PRNewswire/ — Today KeyCorp announced that Chairman and Chief Executive Officer, Beth Mooney, will retire on May 1, 2020.

In anticipation of Mooney’s retirement, the Board is announcing that Chris Gorman has been appointed President and Chief Operating Officer and a member of the Board of Directors, effective immediately. Gorman will succeed Mooney as Chairman and CEO on May 1st. Mooney has served in the role of Chairman and CEO since May 1, 2011 after joining the bank in 2006.

This announcement is in keeping with the Board’s succession management process and will ensure a seamless leadership transition.

“On behalf of the entire Board, I’d like to congratulate Chris on his appointment. We have had the opportunity to work closely with him and know that he will continue to lead Key with a focus on growth while maintaining Key’s values,” said Sandy Cutler, lead independent director of KeyCorp’s Board of Directors.

“We’d also like to thank Beth for her transformational leadership– from building a strong culture that attracts and retains talent, to delivering value for our shareholders while maintaining a client focus, to creating the blueprint in how to effectively invest in our communities,” Cutler continued.

Mooney added: “My time at Key has represented some of the most rewarding years in my 40 years in banking. I am proud of what we’ve accomplished together, and I look forward to continued success under the leadership of Chris and the diverse and talented team at KeyBank.”

Gorman joined the bank in 1998 as part of Key’s acquisition of McDonald Investments, a registered broker-dealer where he held several leadership roles. During his time at Key, Gorman has led KeyBanc Capital Markets and served as President of Key Corporate Bank. Gorman was also responsible for leading the integration of First Niagara Financial Group.

In his current role as President of Banking, he is accountable for the revenue generating businesses across Key, including Consumer, Commercial, and Institutional Banking.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” “estimate” and other words of similar meaning. Forward-looking statements represent management’s current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2018, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward looking statements speak only as of the date they are made and Key does not undertake any obligation to update the forward-looking statements to reflect new information or future events.

About KeyCorp

KeyCorp’s roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $144.5 billion at June 30, 2019. Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of over 1,100 branches and more than 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.